UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 9, 2006

PRIMAL SOLUTIONS, INC.

(Exact name of registrant as specified in its chapter)

Delaware	333-46494	36-4170318
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

18881 Von Karman Avenue
Suite 500
Irvine, California  92612

(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code:   (949) 260-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On August 9, 2006, the Board of Directors of Primal Solutions, Inc. (the “Company”) approved and adopted the Company’s 2006 Stock Option Plan (the “Plan”), as recommended by the Board’s Compensation Committee.

The purpose of the Plan is to assist the Company in attracting and retaining selected individuals to serve as officers and employees of the Company who will contribute to the Company’s success and to achieve objectives which will inure to the benefit of the stockholders of the Company through the additional incentive inherent in the ownership of the Company’s common stock.  Eligible participants will consist of key officers or employees as selected by the Board’s Compensation Committee.    The Plan will be administered by the Board’s Compensation Committee, which will determine to whom options are granted, the number of options to be granted, the option price and the other terms (including vesting) of each option granted under the Plan.  Options granted under the Plan will be nonqualified stock options.  There have been reserved eight million (8,000,000) shares for issuance upon exercise of options granted pursuant to the Plan.  The Plan will expire July 28, 2016.

This brief description of the Plan is qualified by reference to the Plan attached as Exhibit 10.1 to this report and incorporated herein by this reference.  Grants under the Plan will be made pursuant to a non-statutory stock option agreement, a form of which is attached as Exhibit 10.2 to this report.

On August 11, 2006, the Company entered into an amendment and restatement of the Side Letter Agreement dated August 18, 2003 with Bob Richardson, the Company’s Chief Operating Officer (the “Amended Agreement”), in the form attached as Exhibit 10.3 to this report.  Subject to Mr. Richardson entering into a standard form of separation and release agreement with the Company, the Amended Agreement provides for 90 days of transition assistance paid in accordance with the normal payroll schedule upon involuntary termination of employment if other than for “cause.”  Additionally, the Amended Agreement provides that upon a “change of control,” termination without “cause,” or if Mr. Richardson terminates his employment for “good reason” (as such terms are defined in the Amended Agreement), all of his outstanding unvested stock options will accelerate and vest.

On August 9, 2006, the Company entered into a Side Letter Agreement dated August 9, 2006 with Sam Gilson, the Company’s Senior Vice President of Sales (the “Gilson Agreement”), in the form attached as Exhibit 10.4 to this report.  The Gilson Agreement provides that upon a “change of control,” termination without “cause,” or if Mr. Gilson terminates his employment for “good reason,” (as such terms are defined in the Gilson Agreement), all of his outstanding unvested stock options will accelerate and vest.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Primal Solutions, Inc. 2006 Stock Option Plan

10.2	Form of Non-Statutory Stock Option Agreement under Primal Solutions, Inc. 2006 Stock Option Plan

10.3	Amended and Restated Side Letter, dated as of August 9, 2006, by and between the Company and Bob Richardson

10.4	Side Letter, dated as of August 9, 2006, by and between the Company and Sam Gilson

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2006	PRIMAL SOLUTIONS, INC.

	By:	/s/ William C. Bousema
William C. Bousema
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Document

10.1	Primal Solutions, Inc. 2006 Stock Option Plan

10.2	Form of Non-Statutory Stock Option Agreement under Primal Solutions, Inc. 2006 Stock Option Plan

10.3	Amended and Restated Side Letter, dated as of August 9, 2006, by and between the Company and Bob Richardson

10.4	Side Letter, dated as of August 9, 2006, by and between the Company and Sam Gilson